The securities represented by this Warrant have not been registered under the Securities Act of 1933, and thus may not be transferred unless registered under that Act or unless an exemption from registration is available.

Warrant dated February 1, 2006, to purchase 151,515 Shares of Common Stock on or before February 1, 2011

STOCK PURCHASE WARRANT
TO PURCHASE COMMON STOCK OF
CTI INDUSTRIES CORPORATION

This certifies that, for value received, John H. Schwan, or his assigns, is entitled to subscribe for and purchase from CTI INDUSTRIES CORPORATION, an Illinois corporation (hereinafter called the “Company”), at a price of $3.30 per share (subject to adjustment as set forth in paragraph 3 below) and at any time after the date hereof to and including February 1, 2011, 151,515 (subject to adjustment as set forth in paragraph 3 below) fully paid and non-assessable shares of the Company’s no par value common stock (hereinafter referred to as the “Common Stock”).

This Warrant is subject to the following provisions, terms and conditions:

1. Exercise; Issuance of Certificates; Payment for Shares. The rights represented by this Warrant may be exercised by the holder hereof at any time within the period specified above, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company (or such other office of the Company as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) (a) specifying the number of shares of Common Stock being purchased and (b) accompanied by a check payable to the Company for the purchase price for such shares. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant of like tenor, representing the right to purchase the number of shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be delivered to the holder hereof within such time.

2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees:

(a) that all shares of Common Stock which may be issued upon exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof;

(b) without limiting the generality of the foregoing, that the Company will from time to time take all such action as may be required to assure that the par or stated value, if any, per share of Common Stock is at all times equal to or less than the then effective Warrant Purchase Price (as hereinafter defined) per share of Common Stock issuable pursuant to this Warrant;

(c) that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the full exercise of the rights represented by this Warrant;

(d) that the Company will take all such action as may be necessary to assure that the Common Stock issuable upon the exercise hereof may be so issued without violation of any applicable law or regulation; and

(e) that the Company will not take any action which would result in any adjustment of the Warrant Purchase Price if (i) the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all Options (as hereinafter defined) and upon conversion of all Convertible Securities (as hereinafter defined) then outstanding, would exceed (ii) the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation (all such issued and issuable Common Stock being called the "Potentially Outstanding Common Stock").

In the event any stock or securities of the Company other than Common Stock are issuable upon the exercise hereof, the Company will take or refrain from taking any action referred to in clauses (a) through (e) of this paragraph 2 as though such clauses apply, equally, to such other stock or securities then issuable upon the exercise hereof.

3. Adjustments: Stock Dividends, Reclassification, Reorganization and Merger Provisions.

(a) If the Company increases or decreases the number of its issued and outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares, by means of (i) the payment of a stock dividend or the making of any other distribution on such shares payable in its Common Stock, (ii) a forward or reverse stock split or other subdivision of shares, (iii) a consolidation or combination involving its Common Stock, or (iv) a reclassification or recapitalization involving its Common Stock, then the Exercise Price in effect at the time of such action and the number of Warrant Securities purchasable pursuant to this Warrant at that time shall be proportionately adjusted so that the numbers, rights, and privileges relating to the Warrant Securities then purchasable pursuant to this Warrant shall be increased, decreased or changed in like manner, for the same aggregate purchase price as set forth in this Warrant, as if the Warrant Securities purchasable pursuant to this Warrant immediately prior to the event at issue had been issued, outstanding, fully paid and nonassessable at the time of that event. As an example, if the Company were to declare a two-for-one forward stock split or a 100 percent stock dividend, then the unpurchased number of Warrant Securities subject to this Warrant would be doubled and the Exercise Price for all unpurchased Warrant Securities would be reduced by 50 percent. These adjustments would result in the Holder's rights under this Warrant not being diluted by the stock split or stock dividend and the Holder paying the same aggregate exercise price.

If the Company shall declare a dividend payable in money on its Common Stock and at substantially the same time shall offer to its shareholders a right to purchase new shares of Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for purposes of this Warrant, be deemed to have been issued as a stock dividend.

(b) If the Company pays or makes any dividend or other distribution upon its Common Stock payable in securities or other property, excluding money or shares of the Company’s Common Stock but including (without limitation) shares of any other class of the Company’s stock or stock or other securities convertible into or exchangeable for shares of Common Stock or any other class of the Company’s stock or other interests in the Company or its assets (“Convertible Securities”), a proportionate part of those securities or that other property shall be set aside by the Company and delivered to the Holder in the event that the Holder exercises this Warrant. The securities and other property then deliverable to the Holder upon the exercise of this Warrant shall be in the same ratio to the total securities and property set aside for the Holder as the number of Warrant Securities with respect to which the Warrant is then exercised is to the total Warrant Securities purchasable pursuant to this Warrant at the time the securities or property were set aside for the Holder.

If the Company shall declare a dividend payable in money on its Common Stock and at substantially the same time shall offer to its shareholders a right to purchase new shares of a class of stock (other than Common Stock), Convertible Securities, property or other interests from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of stock, Convertible Securities, property or other interests so issued or transferred shall, for purposes of this Warrant, be deemed to have been issued as a dividend or other distribution subject to this subsection (b).

If the Company shall declare a dividend payable in money or shares of the Company’s Common Stock, and Holder has not fully exercised this Warrant, then, subject to the provisions of Section 4 hereof, Holder shall only be permitted to receive or participate in said dividends to the extent of his ownership of Warrant Securities actually purchased hereunder.

(c) If at any time the Company grants to its shareholders rights to subscribe pro rata for additional securities of the Company, whether Common Stock, Convertible Securities, or other classifications, or for any other securities, property or interests that the Holder would have been entitled to subscribe for if, immediately prior to such grant, the Holder had exercised this Warrant, then the Company shall cause the Company also to grant to the Holder the same subscription rights that the Holder would be entitled to if the Holder had exercised this Warrant in full immediately prior to such grant.

(d) The Company shall cause the Company to make effective provision so that the Holder shall have the right thereafter, by the exercise of this Warrant, to purchase for the aggregate Exercise Price described in this Warrant the kind and amount of shares of stock and other securities, and property and interests, as would be issued or payable with respect to or in exchange for the number of Warrant Securities of the Company that are then purchasable pursuant to this Warrant as if such Warrant Securities had been issued to the Holder immediately before the occurrence of any of the following events: (i) the reclassification, capital reorganization, or other similar change of outstanding shares of Common Stock of the Company, other than as described and provided for in subsection (a) above; (ii) the merger or consolidation of the Company with one or more other corporations or other entities, other than a merger with a subsidiary or affiliate pursuant to which the Company is the continuing entity and the outstanding shares of Common Stock, including the Warrant Securities purchasable pursuant to this Warrant, are not affected; or (iii) the spin-off of assets to a subsidiary or an affiliated entity, or the sale, lease, or exchange of a significant portion of the Company’s assets, in a transaction pursuant to which the Company’s shareholders of record are to receive securities or other interests in another entity. Any such provision made by the Company for adjustments with respect to this Warrant shall be as nearly equivalent to the adjustments otherwise provided for in this Warrant as is reasonably practicable. The foregoing provisions of this subsection (d) shall similarly apply to successive reclassifications, capital reorganizations and similar changes of shares of Common Stock and to successive consolidations, mergers, spin-offs, sales, leases or exchanges.

(e) If any sale, lease or exchange of all, or substantially all, of the Company’s assets or business or any dissolution, liquidation or winding up of the Company (a “Termination of Business”) shall be proposed, the Company shall cause effective provision to be made that the Company shall deliver written notice to the Holder or Holders of this Warrant in accordance with Section 4 below as a condition precedent to the consummation of that Termination of Business. If the result of the Termination of Business is that shareholders of the Company are to receive securities or other interests of another entity, the provisions of subsection (d) above shall apply. However, if the result of the Termination of Business is that shareholders of the Company are to receive money or property other than securities or other interests in another entity, the Holder or Holders of this Warrant shall be entitled to exercise this Warrant prior to the consummation of the event at issue and, with respect to any Warrant Securities so purchased, shall be entitled to all of the rights of the other shareholders of Common Stock with respect to any distribution by the Company in connection with the Termination of Business. In the event no other entity is involved and subsection (d) does not apply, all purchase rights under this Warrant shall terminate at the close of business on the date as of which shareholders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with the Termination of Business; provided, that in no event shall that date be less than 30 days after delivery to the Holder or Holders of this Warrant of the written notice described above and in Section 4. If the termination of purchase rights under this Warrant is to occur as a result of the event at issue, a statement to that effect shall be included in that written notice.

(f) Except as otherwise provided in this Section 3, upon any adjustment of the Exercise Price, the Holder shall be entitled to purchase, at the new Exercise Price, the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of Warrant Securities purchasable pursuant to this Warrant immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to its adjustment and dividing the product so obtained by the new Exercise Price.

(g) If consideration other than money is received by the Company upon the issuance or sale of Common Stock, Convertible Securities, or other securities or interests, the fair market value of such consideration, as reasonably determined by the Board of Directors of the Company, shall be used for purposes of any adjustment required by this Section 3. The fair market value of such consideration shall be determined as of the date of the adoption of the resolution of the Board of Directors of the Company that authorizes the transaction giving rise to the adjustment. In case of the issuance or sale of Common Stock, Convertible Securities, or other securities or interests in conjunction with the issuance or sale of other securities or property without a separate allocation of the purchase price, the Board of Directors of the Company shall reasonably determine an allocation of the consideration among the items being issued or sold. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance of that Common Stock for a consideration other than money immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive that Common Stock.

The Company shall promptly deliver written notice of all such determinations by its Board of Directors to the Holder or Holders of this Warrant, and those determinations shall be final and binding on the Holder or Holders.

(h) The provisions of this Section 3 shall apply to successive events that may occur from time to time but shall only apply to a particular event if it occurs prior to the expiration of this Warrant either by its terms or by its exercise in full.

(i) For purposes of subsections (a) and (b) above, Shares of the Company’s Common Stock owned or held at any relevant time by, or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculations and adjustments described.

4. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder of this Warrant for any issuance tax in respect thereof.

5. Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

6. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

7. Warrants Transferable. Subject to the restrictions referred to in the legend set forth on the face of this Warrant, this Warrant and all rights hereunder are transferable to any person, in whole or in part, without charge to the holder hereof, at the office of the Company referred to in paragraph 1 above, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding. Until such transfer on such books, however, the Company may treat the registered holder hereof as the owner for all purposes.

8. Transfer to Comply With the Securities Act of 1933.

(a) All securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Securities Act of 1933, as amended (the "Act"), and except in compliance with all applicable state securities statutes.

(b) The Company may cause the following legend, or its equivalent, to be set forth on each certificate representing any security issued or issuable upon exercise of this Warrant to the extent such Common Stock has not been registered for sale by the Company.

“The shares represented by this Certificate have not been registered under the Securities Act of 1933 (“the Act”) and are 'restricted securities' as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.”

9. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon its surrender by the holder hereof at the office of the Company referred to in paragraph 1 above, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

10. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience of reference only and do not constitute a part of this Warrant. This Warrant is being delivered and is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such State.

11. Certain Covenants of the Company. So long as this Warrant remains outstanding, in whole or in part, the Company will, unless the holder of this Warrant otherwise consents in writing:

(a) within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, deliver to the holder of this Warrant (i) a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such period, and (ii) consolidated statements of income and of surplus of the Company and its subsidiaries, if any, for such period and (in the case of the second and third such quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified as prepared in accordance with generally accepted accounting principles consistently applied, subject to exchanges resulting from year-end audit adjustments, by the principal financial officer of the Company; and

(b) within 90 days after the end of each fiscal year of the Company, deliver to the holder of this Warrant (i) a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such year, and (ii) consolidated statements of income and of surplus of the Company and its subsidiaries, if any, for such year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent public accountants, which opinion shall state that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; and

(c) as soon as practicable, notify the holder of this Warrant in writing of any potentially material adverse development concerning the Company; and permit such holder of his representative to examine the books and records of the company at any time during regular business hours and make copies of any portions thereof desired to be copied by such holder or his representative.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers under its corporate seal and this Warrant to be dated this 1st day of February, 2006.

CTI INDUSTRIES CORPORATION

By:	/s/Howard W. Schwan
President

(CORPORATE SEAL)

Attest:

     /s/Stephen M. Merrick
Secretary

SUBSCRIPTION AGREEMENT

Dated: ______________, 200_

To:	CTI Industries Corporation 22160 N. Pepper Road Barrington, Illinois

The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase shares of the Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant.

Signature_____________________________

Address_____________________________

____________________________________

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common stock set forth below, unto:

Name of Assignee	Address	Number of Shares

Dated: __________________, 200__

Signature___________________________

Witness_____________________________